UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2006

The McClatchy Company

(Exact name of registrant as specified in its charter)

Delaware	1-9824	52-2080478
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2100 Q Street Sacramento, CA	95816
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 321-1846

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Agreement and Plan of Merger, dated March 12, 2006, by and between The McClatchy Company (“McClatchy” or the “Company”) and Knight-Ridder, Inc. (“Knight Ridder”), McClatchy agreed to take all actions necessary such that, effective as of immediately following the merger of Knight Ridder with and into McClatchy (the “Merger”), two members of the board of directors of Knight Ridder would become board members of McClatchy. On June 22, 2006, the Board of Directors of McClatchy appointed Mr. P. Anthony Ridder and Ms. Kathleen Foley Feldstein, directors of Knight Ridder, to the Board of Directors of the Company as directors representing holders of Class A Common Stock of the Company, effective as of the closing of the Merger.

Pursuant to McClatchy’s Restated Certificate of Incorporation, the holders of Class A Common Stock, voting as a separate class, are entitled to elect that number of directors which constitutes twenty-five percent of the authorized number of directors (the “Class A Directors”) and the holders of Class B Common Stock are entitled to elect the remaining authorized number of directors (the “Class B Directors”). In order to maintain this proportion of Class A Directors on the Board of Directors and accommodate the appointment of Mr. Ridder and Ms. Feldstein as Class A Directors, on June 22, 2006, Leroy Barnes Jr. and S. Donley Ritchey became Class B Directors instead of Class A Directors by means of their resignations as Class A Directors and re-appointment as Class B Directors, effective as of the closing of the Merger. Mr. Ritchey continues to serve as the chairperson of the Audit Committee and as a member of the Compensation Committee and Nominating Committee. Mr. Barnes continues to serve as the chairperson of the Pension and Savings Plan Committee and as a member of the Audit Committee and the Committee on the Board.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 26, 2006, McClatchy filed a certificate of amendment of restated certificate of incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware. The Certificate of Amendment increased the authorized shares of McClatchy Class A Common Stock from one hundred million (100,000,000) shares to two hundred million (200,000,000) shares.

On June 22, 2006, the Board of Directors of the Company approved amendments to the Amended and Restated Bylaws of the Company to allow the Company to issue uncertificated shares in lieu of shares of Class A Common Stock represented by stock certificates.

The Certificate of Amendment and the Amended and Restated Bylaws, as so amended, are contained in Exhibits 3.1 and 3.2, respectively, attached hereto to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws of The McClatchy Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MCCLATCHY COMPANY

Date: June 28, 2006	By:	/s/ Patrick J. Talamantes
	Name:	Patrick J. Talamantes
	Title:	Vice President and Chief Financial Officer

2

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws of The McClatchy Company.